MEMORANDUM OF AGREEMENT

This Agreement ("Agreement") made as of the 1st of September 2021 by and between,

Bounce Mobile Systems, Inc., a company incorporated in the United States of America (USA) with its registered office at 401 Ryland St. Suite 200-A Reno, NV 89502, USA ("PARTY 1" or "BNCM" hereinafter), and

British Cambridge College Inc., a company incorporate in the Philippines with its registered office at Units 402 & 403 Galleria Corporate Center, EDSA Cor. Ortigas Avenue, Quezon City, Philippines 1110 ("PARTY 2" or "BCC" hereinafter).

The Parties hereby agree as follows:

RECITALS

BCC is an online college that provides a wide range of business and healthcare programs to improve soft skills, employment, and promotion opportunities at the most affordable prices. BCC has trained over 10,000 healthcare and business professionals with the strategic partnerships established with various multi-national pharmaceutical companies and agencies such as: A. Menarini, Zuellig Pharma Asia Pacific and the Philippine Department of Health.

BCC programs are accredited by the CPD United Kingdom and by CPD Philippines for the Councils of Medicine, Pharmacy, Nursing and Physical Therapy.

As part of its community program during these pandemic times, BCC has started to conduct Resilience Workshops for Healthcare Professionals in the Philippines. This endeavor has been endorsed by the Philippine Department of Health to all heads of medical centers, hospitals, agencies, bureaus, and offices nationwide, per Department of Health Memorandum 2021-0236.

BNCM (Bounce Mobile Systems, Inc.) is an asset management and consultancy company. BNCM manages the assets or shares of companies it currently owns. BNCM also provides consultancy services to companies seeking to quote or list on the OTC or NASDAQ markets, in partnership with experienced and qualified auditors, accountants, attorneys, brokers, market makers etc. The growth of these companies will directly provide more employment opportunities to the communities, improve the economy of the country, and bring greater social change to humanity.

With the inevitable surge of online learning across the world brought about by greater access to internet and technology, and the recent Covid pandemic, BNCM is desirous of forming a partnership with BCC to enable BCC to further expand the business and markets worldwide by developing more courses, modules, and by upgrading its technologies to broaden its strategic partnerships with various business and community organizations and associations.

2. TERMS OF AGREEMENT

2.1 PARTY 1 shall assist PARTY 2 to secure funding by crowdfunding and or Reg D and sale of its common shares to enable PARTY 2 to further develop its curriculums, accredited programs and expand its markets.

2.2 PARTY 2 shall further develop its curriculums, accredited programs and expand its markets to achieve its target annual revenue of over US$2 million upon receipt of the above fundings.

2.3 This Agreement constitutes the entire agreement between PARTY 1 and PARTY 2. No promises, guarantees, inducements, or agreements, oral or written, expressed or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by both PARTY 1 and PARTY 2.

2.4 This Agreement shall supersede all other agreements (whether verbal and or written) signed earlier between PARTY 1 and PARTY 2. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

2.5 This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either PARTY 1 or PARTY 2 except by the specific written consent of the other party. All terms and provisions of this. Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

2.6 PARTY 1 shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which PARTY 1 reasonably believes in good faith to be genuine.

2.7 Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt by email or registered post sent within reasonable office hours.

3. ARBITRATION

All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of Nevada without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Nevada before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in Nevada. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent the party from obtaining an injunction.

(Signatures follow on the next page)

IN WITNESS WHEREOF, this Agreement is executed as of the date set forth below:

Signed on behalf of PARTY 1	
Full Name	Hatadi Shapiro Supaat
Position / Title Held	Chairman
Tax Identification Number	E6673914E - Singapore
Mobile Number	+63 977 823 8888
Email Address	paul@bncm.net
Date	1st September 2021

Signed on behalf of PARTY 2	
Full Name	Ruth S. Salgan
Position / Title Held	Director
National ID / Passport No.	P3481014A - Philippine Passport
Mobile Number	+63 997 976 0213
Email Address	ruth@bccolleges.co.uk
Date	1st September 2021

MEMORANDUM OF AGREEMENT

This Agreement ("Agreement") made as of the 1st of November 2021 by and between,

Servebank Financial Inc., a company incorporated in the Philippines with its registered office at 16192 Coastal Highway Lewes, Delaware 19958, Sussex, USA ("PARTY 1" or "SERVEBANK" hereinafter),

Bounce Mobile Systems, Inc., a company incorporated in the United States of America (USA) with its registered office at 401 Ryland St. Suite 200-A Reno, NV 89502, USA ("PARTY 2" or "BNCM" hereinafter), and

British Cambridge College Inc., a company incorporated in the Philippines with its registered office at Units 402 & 403 Galleria Corporate Center, EDSA Cor. Ortigas Avenue, Quezon City, Philippines 1110 ("PARTY 3" or "BCC" hereinafter).

The Parties hereby agree as follows:

RECITALS

PARTY 1 has agreed with PARTY 2 and PARTY 3 to jointly develop and launch a platform for freelancers worldwide, known as GIGSBOSS by June 2022.

There are an estimated 1.2 billion freelancers around the world or nearly 1/3 of the total global workforce. It is estimated that around 60 million Americans are reported to have freelanced in 2020 or around 36% of the overall American workforce and contributing $1.20 trillion to the economy. This increase is fueled by highly skilled young professionals seeking a more flexible working environment than the current working tradition.

GIGSBOSS is a platform for freelancers worldwide. GIGSBOSS' mission is to improve the lives of people and communities. It does so by creating economic opportunities for them. GIGSBOSS' platform enables people the opportunity to offer their talents and skills and the freedom to work anytime and anywhere while enabling companies to secure the best possible talents for their projects within their budgets.

GIGSBOSS aims to secure over 50,000 freelancers in the next 12 months through these strategic partnerships, networks, and various marketing campaigns. BNCM and its partners plan to put in significant resources towards the growth and success of GIGSBOSS and hope to secure its listing on NASDAQ within the next 5 years.

The partnerships will help accelerate the growth and mission of GIGSBOSS to improve lives and communities by creating economic opportunities for them. BNCM and SERVEBANK have a wide network amongst the business community through their active business and community projects in the region, while BCC has a wide network amongst the professional community having trained over 10,000 professionals in the last two years.

2. TERMS OF AGREEMENT

2.1 GIGSBOSS is a freelance platform wholly owned by PARTY 1.

2.2 PARTY 2 shall assist PARTY 1 to secure funding by crowdfunding and or Reg D or sale of the common shares of BNCM to enable PARTY 3 to further develop the platform, and for PARTY 1 to secure freelancers and customers seeking freelancers on the platform.

2.3 PARTY 2 shall receive stocks of common shares amounting to thirty percent (30%) of the total issued shares of GIGSBOSS upon the registration of GIGSBOSS, and PARTY 2 securing fundings worth a minimum of US$5 million for PARTY 1 to develop GIGSBOSS.

2.4 PARTY 3 shall assist PARTY 1 to secure freelancers and customers worldwide to the platform. PARTY 3 shall receive stocks of common shares amounting to ten percent (10%) of the total issued shares of GIGSBOSS upon the registration of GIGSBOSS, and PARTY 2 securing a total of 1 million freelancers and customers for PARTY 1.

2.5 This Agreement constitutes the entire agreement between PARTY 1, PARTY 2 and PARTY 3. No promises, guarantees, inducements, or agreements, oral or written, expressed or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by both PARTY 1, PARTY 2 and PARTY 3.

2.6 This Agreement shall supersede all other agreements (whether verbal and or written) signed earlier between PARTY 1, PARTY 2 and PARTY 3. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

2.7 This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either PARTY 1 or PARTY 2 or PARTY 3 except by the specific written consent of the other party. All terms and provisions of this. Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

2.8 PARTY 1 shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which PARTY 1 reasonably believes in good faith to be genuine.

2.9 Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt by email or registered post sent within reasonable office hours.

3. ARBITRATION

All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of Nevada without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Nevada before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in Nevada. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent the party from obtaining an injunction.

(Signatures follow on the next page)

IN WITNESS WHEREOF, this Agreement is executed as of the date set forth below:

Signed on behalf of PARTY 1	
Full Name	Leila V. Soriano
Position / Title Held	Director
National ID / Passport No.	P1294950B - Philippines
Mobile Number	+63 916 308 5222
Email Address	lei@servebank.com
Date	1st November 2021

Signed on behalf of PARTY 2	
Full Name	Hatadi Shapiro Supaat
Position / Title Held	Chairman
National ID / Passport No.	E6673914E - Singapore
Mobile Number	+63 977 823 8888
Email Address	paul@bncm.net
Date	1st November 2021

Signed on behalf of PARTY 3	
Full Name	Ruth S. Salgan
Position / Title Held	Director
National ID / Passport No.	P3481014A - Philippines
Mobile Number	+63 997 976 0213
Email Address	ruth@bccolleges.co.uk
Date	1st November 2021